SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF
THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant ☑
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☐      Preliminary Proxy Statement
☐      Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑      Definitive Proxy Statement
☐      Definitive Additional Materials
☐      Soliciting Material Pursuant to Section 240.14a-11c or Section 240.14a-12

PROXYMED, INC.

(Name of Registrant as Specified In Its Charter

(Name of Person(s) Filing Proxy Statement)

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Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON JUNE 1, 2005
TIME, DATE AND PLACE OF ANNUAL MEETING
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
PROPOSAL 1 ELECTION OF DIRECTORS
INFORMATION REGARDING THE NOMINEES AND EXECUTIVE OFFICERS
INFORMATION REGARDING THE COMPANY’S BOARD OF DIRECTORS AND BOARD COMMITTEES
COMPENSATION OF DIRECTORS
COMPENSATION OF INDEPENDENT CERTIFIED REGISTERED PUBLIC ACCOUNTANTS
EXECUTIVE COMPENSATION
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
REPORT FROM THE CORPORATE GOVERNANCE AND NOMINATING COMMITTEE
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
PERFORMANCE GRAPH
OTHER INFORMATION
PROPOSAL 2
RATIFICATION OF APPOINTMENT OF INDEPENDENT CERTIFIED REGISTERED PUBLIC ACCOUNTANTS

PROXYMED, INC.
1854 SHACKLEFORD COURT, SUITE 200
ATLANTA, GEORGIA 30093
(770) 806-9918

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON JUNE 1, 2005

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders (the “Annual Meeting”) of ProxyMed, Inc., a Florida corporation (the “Company”), will be held on Wednesday, June 1, 2005, at 9:00 a.m., Eastern Daylight Savings time, at the Company’s corporate offices located at 1854 Shackleford Court, Suite 200, Atlanta, Georgia 30093, for the following purposes, all of which are set forth more completely in the accompanying Proxy Statement:

(1)	The election of six persons to the Board of Directors to serve until the next Annual Meeting of Shareholders or until election and qualification of their respective successors;

(2)	Ratification and approval of Deloitte & Touche LLP (“Deloitte & Touche”) as the Company’s independent certified registered public accountants for the 2005 fiscal year; and

(3)	To transact such other business as may properly come before the Annual Meeting.

     The Board of Directors recommends that you vote IN FAVOR OF proposals 1 and 2 and that you allow the Company representative to vote the shares represented by your proxy as recommended by the Board of Directors.

     Pursuant to the Company’s Bylaws, the Board of Directors has fixed the close of business on April 6, 2005, as the record date for determining those shareholders entitled to notice of and to vote at the Annual Meeting.

     A FORM OF PROXY AND THE ANNUAL REPORT OF THE COMPANY FOR THE FISCAL YEAR ENDED DECEMBER 31, 2004 ARE ENCLOSED. YOUR VOTE IS VERY IMPORTANT. IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. THEREFORE, WHETHER OR NOT YOU PLAN TO BE PRESENT IN PERSON AT THE ANNUAL MEETING, PLEASE COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY IN THE ENCLOSED ENVELOPE, WHICH DOES NOT REQUIRE POSTAGE IF MAILED IN THE UNITED STATES. YOUR PROXY MAY BE REVOKED AT ANY TIME BEFORE THE VOTE AT THE ANNUAL MEETING BY FOLLOWING THE PROCEDURES OUTLINED IN THE ACCOMPANYING PROXY STATEMENT.

BY ORDER OF THE
BOARD OF DIRECTORS

Kevin M. McNamara, Chairman of the Board of
Directors and Interim Chief Executive Officer

April 25, 2005
Atlanta, Georgia

2

PROXYMED, INC.
1854 SHACKLEFORD COURT, SUITE 200
ATLANTA, GEORGIA 30093
(770) 806-9918

PROXY STATEMENT

TIME, DATE AND PLACE OF ANNUAL MEETING

     The enclosed proxy is solicited by the Board of Directors of ProxyMed, Inc., a Florida corporation (the “Company” or “ProxyMed” or “we” or “us”), for use at the Annual Meeting of Shareholders to be held on Wednesday, June 1, 2005, at 9:00 a.m., Atlanta time, at the Company’s corporate offices located at 1854 Shackleford Court, Suite 200, Atlanta, Georgia 30093. The approximate date this Proxy Statement and the enclosed form of proxy are first being sent to shareholders is April 22, 2005. The form of proxy provides a space for you to record your vote for each proposal. You are urged to indicate your vote on each matter in the space provided; any item not voted upon by you will be voted by the persons named in the proxies at the meeting (i) FOR the election of six (6) persons to the Board of Directors as set forth below; (ii) FOR the ratification and approval of Deloitte & Touche as the Company’s independent certified registered public accountants for the 2005 fiscal year; and (iii) in their discretion, upon such other business as may properly come before the meeting. Whether or not you plan to attend the meeting, please complete the proxy card, sign, date and return the proxy card to the transfer agent in the enclosed envelope, which requires no postage if mailed in the United States.

     The cost of this proxy solicitation will be borne by the Company. Solicitations of proxies by mail may be supplemented by telephone, telegram, facsimile, personal or electronic solicitation by directors, officers or regular employees of the Company. No additional compensation will be paid to such persons for such activities. The Company estimates that the cost of this proxy solicitation will be approximately $33,000 including shareholder verification, printing of materials and distribution costs.

     Only shareholders of record at the close of business on April 6, 2005 (“Record Date”), are entitled to notice of, and to vote at, the Annual Meeting. As of the Record Date, the Company had issued and outstanding 12,626,567 shares of common stock and 13,333 voting shares of common stock represented by Series C 7% Convertible Preferred Stock, all of which are entitled to vote at the Annual Meeting. In the event that there are not sufficient votes for approval of any of the matters to be voted upon at the Annual Meeting, the Annual Meeting may be adjourned in order to permit further solicitation of proxies. The quorum necessary to conduct business at the Annual Meeting consists of a majority of the issued and outstanding shares entitled to vote at the Annual Meeting. The approval of the proposals covered by this Proxy Statement will require an affirmative vote of the holders of a majority of the shares of common stock voting in person or by proxy at the Annual Meeting, with the exception of the election of directors, each of whom is elected by a plurality.

     All shares of common stock that are represented at the Annual Meeting by properly executed proxies received prior to or at the Annual Meeting and not revoked will be voted at the Annual Meeting or any adjournment thereof as specified therein by the person giving the proxy in accordance with the instructions indicated in such proxies. If no instructions are indicated, such shares represented by proxy will be voted as recommended by the Board of Directors. Abstentions or broker non-votes are counted as shares present in the determination of whether shares of common stock represented at the meeting constitute a quorum. Abstentions and broker non-votes are tabulated separately. Since only a plurality is required for the election of directors, abstentions or broker non-votes will have no effect on the election of directors (except for purposes of determining whether a quorum is present at the Annual Meeting). As to other matters to be acted upon at the Annual Meeting, abstentions are treated as AGAINST votes, whereas broker non-votes are not counted for the purpose of determining whether the proposal has been approved.

A SHAREHOLDER WHO SUBMITS A PROXY ON THE ACCOMPANYING FORM HAS THE POWER TO REVOKE IT AT ANY TIME PRIOR TO ITS USE (I) BY DELIVERING A WRITTEN NOTICE TO THE SECRETARY OF THE COMPANY AT THE ATLANTA ADDRESS STATED ABOVE; (II) BY COMPLETING, EXECUTING, DATING AND DELIVERING A LATER-DATED PROXY; OR (III) BY ATTENDING THE MEETING AND VOTING IN PERSON. UNLESS YOU REVOKE YOUR PROXY PRIOR TO ITS USE IN ONE OF THE THREE FOREGOING WAYS, PROXIES WHICH ARE PROPERLY EXECUTED WILL BE VOTED FOR THE PURPOSES SET FORTH THEREON.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth information to our knowledge or as reported to us regarding the beneficial ownership of our common stock as of April 20, 2005, with respect to (i) each person known to us to be the beneficial owner of more than 5% of our common stock, including options and warrants exercisable within sixty days; (ii) each director; (iii) each executive officer named in the Summary Compensation Table; and (iv) all of our directors and executive officers as a group. Beneficial ownership is determined under the rules and regulations of the Securities and Exchange Commission (“SEC”). The calculation of the percentage of outstanding shares is based on 12,626,567 shares outstanding as of April 6, 2005.

Name and Address (1)	# of Shares (2)	% of Class
William L. Bennett (3)	25,518	*

Edwin M. Cooperman (4)	52,114	*

Gregory J. Eisenhauer, CFA (5)	33,334	*

Michael S. Falk (6)	2,639,214	20.9%

John Paul Guinan (7)	43,932	*

Nancy J. Ham (8)	93,805	*

Lonnie W. Hardin (9)	27,562	*

Thomas E. Hodapp (10)	45,567	*

Michael K. Hoover (11)	559,424	4.3%

Braden R. Kelly (12)	3,415,969	27.0%

Jeffrey L. Markle (13)	58,658	*

Kevin M. McNamara (14)	69,795	*

Eugene R. Terry (15)	43,500	*

General Atlantic, LLC (12)	3,381,802	26.8%
c/o General Atlantic Service Corporation
Three Pickwick Plaza
Greenwich, CT 06830

PVC Funding Partners, LLC (6) (16)	2,080,115	16.5%
830 Third Avenue
New York, NY 10022

FMR Corporation (17)	925,657	7.3%
1 Federal Street

Name and Address (1)	# of Shares (2)	% of Class
1 Federal Street
Boston, MA 02110

All directors and officers As a group (15 persons) (18)	7,156,436	52.7%

* Less than 1%

(1)	The address for each person, unless otherwise noted, is 1854 Shackleford Court, Suite 200, Atlanta, Georgia 30093.

(2)	In accordance with Rule 13d-3 of the Securities Exchange Act of 1934 (the “Exchange Act”), shares that are not outstanding, but that are subject to options, warrants, rights or conversion privileges exercisable within 60 days from April 6, 2005, have been deemed to be outstanding for the purpose of computing the percentage of outstanding shares owned by the individual having such right, but have not been deemed outstanding for the purpose of computing the percentage for any other person.

(3)	Represents 20,153 shares held of record, including 99 shares held in trust for Mr. Bennett’s children and 5,365 shares issuable upon the exercise of stock options exercisable within 60 days.

(4)	Includes 9,000 shares held of record and 43,114 shares issuable upon the exercise of stock options exercisable within 60 days.

(5)	Includes 33,334 shares issuable upon the exercise of stock options exercisable within 60 days.

(6)	Includes 2,615,047 shares held of record by Michael Falk, family members, family trusts and related parties and 24,167 shares issuable upon the exercise of stock options and warrants exercisable within 60 days. The shares held of record include (i) 19,431 shares held of record by Commonwealth Associates, LP for which Mr. Falk is a control person; (ii) 6,741 shares held of record by ComVest Capital Partners, LLC for which Mr. Falk is a managing member; (iii) 112,281 shares held of record by ComVest Venture Partners, LP for which Mr. Falk is a managing partner; (iv) 248,446 shares held of record and 2,822 shares issuable upon the exercise of warrants exercisable within 60 days by Commonwealth Liquidation, LLC for which Mr. Falk is a controlling member; (v) 530 shares held of record by Commonwealth Associates Group Holding, LLC of which Mr. Falk is the chairman and a principal member; and (vi) 2,080,115 shares held of record by PVC Funding Partners, LLC which is managed by Commonwealth Associates, LP and ComVest Venture Partners, LLC. Mr Falk disclaims beneficial ownership in all of these affiliated entities to the extent owned by third-party investors.

(7)	Includes 67 shares held of record and 43,865 shares issuable upon the exercise of stock options exercisable within 60 days.

(8)	Includes 4,583 shares held of record and 89,222 shares issuable upon the exercise of stock options exercisable within 60 days.

(9)	Includes 27,562 shares issuable upon exercise of stock options exercisable within 60 days.

(10)	Includes 3,067 shares held of record and 42,500 shares issuable upon exercise of stock options exercisable in 60 days.

(11)	Includes 143,303 shares held of record and 416,121 shares issuable upon exercise of stock options exercisable in 60 days.

(12)	Includes 34,167 shares issuable upon exercise of stock options exercisable in 60 days by Mr. Kelly. Additionally, includes the following shares of common stock held by various General Atlantic entities: (i) 1,166,184 shares owned by General Atlantic Partners 77, L.P.; (ii) 1,741,258 shares owned by General Atlantic Partners 74, L.P.; (iii) 236,441 shares owned by GAP Coinvestments Partners II, L.P.; (iv) 63,943 shares owned by GAP Coinvestments III, LLC; (v) 15,930 shares owned by GAP Coinvestments IV, LLC; (vi) 153,264 shares owned by GapStar, LLC; and (vii) 4,782 shares owned by GAPCO GmbH & Co. KG. General Atlantic, LLC is the general partner of General Atlantic Partners 77, L.P and General Atlantic Partners 74, L.P and the sole member of GapStar, LLC. The general partners of GAP Coinvestment Partners II, L.P. and the managing members of each of GAP Coinvestments III, LLC and GAP Coinvestments IV, LLC are Managing Directors of General Atlantic LLC. Mr. Kelly is a Managing Director of General Atlantic LLC, a general partner of GAP Coinvestment Partners II, L.P. and a managing member of GAP Coinvestments III, LLC and GAP Coinvestments IV, LLC. The Managing Directors of General Atlantic, LLC are authorized and empowered to vote and dispose of the shares held by GAPCO GmbH & Co KG. Mr. Kelly disclaims beneficial ownership of the shares owned by General Atlantic Partners 77, L.P, General Atlantic Partners 74, L.P, GAP Coinvestment Partners II, L.P., GAP

Coinvestments III, LLC, GAP Coinvestments IV, LLC, GapStar, LLC and GAPCO GmbH & Co KG except to the extent of his pecuniary interest therein. Beneficial ownership for Mr. Kelly and the various entities affiliated with General Atlantic Partners excludes 243,882 shares of common stock that may be awarded under warrants issued to these entities in July 2003. Such warrants are contingently exercisable only upon the achievement of certain periodic revenue thresholds achieved by ProxyMed related to services derived from ProxyMed’s “FirstProxy” joint marketing agreement with First Data Corporation.

(13)	Includes 22,144 shares held of record and 36,514 shares issuable upon exercise of stock options exercisable in 60 days.

(14)	Includes 69,795 shares issuable upon exercise of stock options exercisable in 60 days.

(15)	Includes 43,500 shares issuable upon exercise of stock options exercisable in 60 days.

(16)	Includes 2,080,115 shares held of record as reported under Form 13D filed on March 12, 2004.

(17)	Includes 925,657 shares held of record as reported under Form 13G/A filed on February 15, 2005.

(18)	Includes 6,200,549 shares held of record by the named officers and directors and their related parties and 955,887 shares issuable upon exercise of stock options and warrants exercisable in 60 days.

PROPOSAL 1

ELECTION OF DIRECTORS

     The Company’s Restated Articles of Incorporation, as amended, provides for one class of directors. The Bylaws of the Company provide that the total number of directors shall be determined by resolution adopted by the affirmative vote of a majority of the Board of Directors, and that the total number of directors may not be less than one nor more than eight, with each director holding office until the next annual meeting of shareholders or until a successor is duly elected, or until such director’s resignation. As of the date of this Proxy Statement, the Board of Directors has set the number of directors to serve on the Board at eight. Directors elected to fill vacancies hold office for a term expiring at the next Annual Meeting when the term expires. The Company currently has seven directors, and current director Michael S. Falk is not standing for re-election for the upcoming year. The Board has accepted the Corporate Governance and Nominating Committee’s recommendation to the Board that the open positions be held pending retention of a new Chief Executive Officer, to allow his or her input into selection of a new independent director, as well as providing the Committee and the Board with an opportunity to consider the qualifications of the new Chief Executive Officer for a position on the Board. Proxies cannot be voted for a greater number of persons than the number of nominees named.

     The following nominees may be elected by plurality vote:

William L. Bennett	Edwin M. Cooperman

Eugene R. Terry	Thomas E. Hodapp

Braden R. Kelly	Kevin M. McNamara

     All properly executed proxies received prior to or at the Annual Meeting and not revoked will be voted in accordance with the instructions indicated therein. If no such instructions are indicated, shares represented by such proxy, will be voted in favor of the six nominees listed above. Should any nominee named herein become unable for any reason to stand for election as a director of the Company, the Company representative named in the proxy will vote for the election of such other person or persons as the Board of Directors may propose to replace such nominee. The Company knows of no reason why any of the nominees will be unavailable or unable to serve. The names of the nominees, their principal occupations during the past five years, other directorships held and certain other information are set forth below.

RECOMMENDATION

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE NOMINEES AS DIRECTORS TO SERVE UNTIL THE COMPANY’S 2006 ANNUAL MEETING OF SHAREHOLDERS AND UNTIL THEIR RESPECTIVE SUCCESSORS ARE DULY ELECTED AND QUALIFIED.

INFORMATION REGARDING THE NOMINEES AND EXECUTIVE OFFICERS

Directors and Corporate Officers

Our Company’s directors, director nominees and executive officers are as follows:

Name	Age	Position
William L. Bennett (1) (3)	55	Director

Edwin M. Cooperman (2)	61	Director

Gregory J. Eisenhauer, CFA	46	Executive Vice President and Chief Financial Officer

John Paul Guinan	44	Executive Vice President and Chief Technology Officer

Nancy J. Ham	44	President and Chief Operating Officer

Lonnie W. Hardin	50	Senior Vice President – Payer Services

Thomas E. Hodapp (1) (2) (3)	45	Director

Braden R. Kelly (2)	34	Director

Jeffrey L. Markle	56	Senior Vice President – Payer Services

Kevin M. McNamara	49	Chairman of the Board and Interim Chief Executive Officer

David E. Oles	45	Senior Vice President, General Counsel and Secretary

Eugene R. Terry (1) (3)	66	Director

Timothy J. Tolan	46	Executive Vice President

Thomas C. Wohlford	51	Senior Vice President – Submitter Services

(1)	Member of the Audit Committee, the Chairman of which is Mr. Bennett.

(2)	Member of the Compensation Committee, the Chairman of which is Mr. Cooperman.

(3)	Member of the Nominating Committee, the Chairman of which is Mr. Terry.

     William L. Bennett was appointed as a director of ProxyMed in March 2004 in connection with ProxyMed’s acquisition of PlanVista. From January 1998 to March 2004, Mr. Bennett was the Vice Chairman of the Board of PlanVista. Mr. Bennett served as the Chairman of the Board from December 1994 to December 1997 and had been a director since August 1994. Since February 2000, Mr. Bennett has been a partner and is Director of Global Recruiting and Managing Director of Monitor Company Group, L.P., a strategy consulting firm and merchant bank. From May 1991 to November 2000, he was a director of Allegheny Energy, Inc., an electric utility holding company. Until March 1995, Mr. Bennett served as Chairman and Chief Executive officer of Noel Group, Inc., a publicly traded company that held controlling interests in small to medium-sized operating companies. Previously, Mr. Bennett was Co-Chairman and Chief Executive officer of Noel Group, Inc. from November 1991 to July 1994. From May of 1994 through June of 2004, Mr. Bennett was a director of Sylvan, Inc., a publicly traded company that produces mushroom spawn and fresh mushrooms.

     Edwin M. Cooperman has served as a director of ProxyMed since July 2000. He is a principal of T.C. Solutions, a privately-held investment and financial services consulting firm. He is also a consultant to Edmarc Investments, a financial services consulting firm. Previously, Mr. Cooperman was Chairman of the Travelers Bank Group and Executive Vice President, Travelers Group. After joining Travelers in 1991, Mr. Cooperman became Chairman and CEO of Primerica Financial Services Group, which comprises Primerica Financial Services, Benefit Life Insurance Company and Primerica Financial Services Canada. Previous to this, Mr. Cooperman served at American Express where he became Chairman and Co-Chief Executive of Travel Related Services, North America. Mr. Cooperman is also presently a director of Grannum Value Mutual Fund.

     Gregory J. Eisenhauer, CFA joined ProxyMed in December 2003 and currently serves as Executive Vice President and Chief Financial Officer of ProxyMed. Before joining ProxyMed, he served as Executive Vice President, Chief Financial Officer and Secretary for U.S. Healthworks, a national occupational healthcare services company headquartered in Alpharetta, Georgia. From 1993 to 2002, Mr. Eisenhauer was with RehabCare Group (NYSE: RHB), which culminated in Mr. Eisenhauer’s appointment as Senior Vice President, Chief Financial Officer and Secretary. Prior to RehabCare, he was with Sverdrup Corporation and Apex Oil. Mr. Eisenhauer is a Chartered Financial Analyst and has an MBA in finance from the St. Louis University and an undergraduate finance degree from the University of Missouri-Columbia.

     John Paul Guinan joined ProxyMed in April 1993 and currently serves as Executive Vice President and Chief Technology Officer. Mr. Guinan served as President and a director of ProxyMed between June 1995 and December 1999. He was also its Chief Operating Officer from August 1996 to January 1998. He was an Executive Vice President of ProxyMed from July 1993 until June 1995. From March 1993 to June 1993, Mr. Guinan was the Chief Executive Officer and co-founder of ProxyScript, Inc., which ProxyMed acquired in June 1993. From 1989 until April 1993, Mr. Guinan founded and developed two companies: The Desktop Professionals, Inc., a company which supplied automation systems to South Florida professional offices; and POSitive Thinking, Inc., a software development company which specialized in point-of-sale systems. He received both a B.S. degree in Computer Science and a Juris Doctorate from the University of Miami.

     Nancy J. Ham joined ProxyMed in October 2000 and currently serves as President and Chief Operating Officer. Prior to joining ProxyMed in October 2000, Ms. Ham served as General Manager, Institutional and Connectivity Services of Healtheon/WebMD Corporation from June 1999 to March 2000. She originally joined Healtheon in May 1998 with its acquisition of ActaMed Corporation, where she had served as Chief Financial Officer and Senior Vice President, Business Development. Before joining ActaMed in 1993, Ms. Ham was a Director, Corporate Finance at Equifax, Inc. from 1992 to 1993, and prior to that spent five years with GE Capital’s Corporate Finance Group. Ms. Ham has a B.A. from Duke University and a Masters in International Business Studies from the University of South Carolina.

     Lonnie W. Hardin joined ProxyMed in November 1997 and since October 2000 has been serving as Senior Vice President of Payer Services and from November 1997 to October 2000 as the Senior Vice President of Field Claims Operations. Prior to joining ProxyMed, Mr. Hardin was employed by US Health Data Interchange, Inc. from 1991 through 1997, during which time he held the positions of Vice President - Sales/Marketing and General Manager.

     Thomas E. Hodapp has served as a director of ProxyMed since July 2000. In 1999, Mr. Hodapp founded Access Capital Management, a private banking and management firm dedicated to providing financial and strategic advisory services to select, early stage private healthcare and information technology companies. From 1992 to

1998, Mr. Hodapp was a Managing Director for Robertson Stephens & Company, LLC, a leading international investment banking firm, overseeing the firm’s Healthcare Managed Care Research Group, with a focus on the managed care, practice management and healthcare information services industries. From 1988 to 1992, he was with Montgomery Medical Ventures (“MMV”), a venture firm focused on the biotechnology, medical device and healthcare service fields. MMV I and II actively managed long-term investments in over 40 early stage companies, many of which the firm was involved in co-founding. Prior to that, Mr. Hodapp researched the healthcare industry as an industry analyst with Goldman, Sachs & Company, S.G. Warburg Securities and Volpe & Covington. Additionally, Mr. Hodapp has been published in a number of major financial and healthcare industry journals and publications, was a two-time selection to the Wall Street Journal Research Analyst All-Star Team, and is a frequent speaker at national healthcare investment and strategy forums.

     Braden R. Kelly was appointed director of ProxyMed in April 2002. Mr. Kelly is a Managing Director of General Atlantic LLC, a global private equity investment firm that invests in companies that provide or apply IT in ways that have the potential to change markets and industries and contribute to society, and has been with General Atlantic since 2001. Prior to joining General Atlantic, Mr. Kelly was a member of the Mergers, Acquisitions, and Restructurings Department at Morgan Stanley & Co. He also serves as a director of Eclipsys Corporation and HealthVision, Inc. Mr. Kelly received his B.A. in Finance and Business Economics from the University of Notre Dame.

     Jeffrey L. Markle joined ProxyMed in March 2004 and currently serves as Senior Vice President of the Company and President/Chief Operating Officer of PlanVista. Before joining ProxyMed, Mr. Markle served as the President and Chief Operating Officer of PlanVista since May 2001 and served as a director from July 2001 to April 2002. From July 1999 to May 2001, Mr. Markle was PlanVista’s Executive Vice President — Medical Cost Management and from June 1998 to June 1999, Mr. Markle was PlanVista’s Senior Vice President — Medical Loss Management. From 1996 to 1998, Mr. Markle was Vice President of the US Group Operations for Swiss Re Life & Health, a reinsurance company in Toronto. From 1994 to 1996, he was Vice President and General Manager of the Canadian Operations of Osten Kimberly Quality Care, a home healthcare company. From 1991 to 1993, he was Chief Operating Officer of Medisys Health Group, Inc., a preventive healthcare company in Canada, and from 1989 to 1991 he was President and Chief Executive Officer of Oaurentian Health Services, an executive and occupational health services company.

     Kevin M. McNamara was appointed as a director of ProxyMed in September 2002 and has served as Chairman of the Board and Interim Chief Executive Officer since December 2004. Mr. McNamara currently serves as Chief Financial Officer of HCCA International, Inc., a healthcare staffing company and will become the Chief Financial Officer of Newquest Holdings, Inc. in June 2005. Newquest is an HMO based in Nashville, TN that focuses mainly on providing health coverage to Medicare beneficiaries. From November 1999 until February 2001, Mr. McNamara served as Chief Executive Officer and a director of Private Business, Inc., a provider of electronic commerce solutions that help community banks provide accounts receivable financing to their small business customers. From 1996 to 1999, Mr. McNamara served as Senior Vice President and Chief Financial Officer of Envoy Corporation. Before joining Envoy, he served as president of NaBanco Merchant Services Corporation, then one of the world’s largest merchant credit card processors. Mr. McNamara currently serves on the Board of Directors of Luminex Corporation, a medical device company, Comsys IT Partners, and information technology staffing company and several private companies. He is a Certified Public Accountant and holds a B.S. in Accounting from Virginia Commonwealth University and a Masters in Business Administration from the University of Richmond.

     David E. Oles currently serves as Senior Vice President, General Counsel, and Secretary of ProxyMed. Prior to joining ProxyMed in April 2004, Mr. Oles served as Vice President and Associate General Counsel of NDCHealth Corporation. From 1998 through 2000, Mr. Oles engaged in the private practice of law as an associate in the Healthcare group of the law firm of Alston & Bird LLP in Atlanta, Georgia, and in the healthcare corporate group of Reed Smith Shaw and McClay, LLP from 1996 through 1998. Mr. Oles received his J.D. from Harvard Law School, and his M.B.A. and B.B.A. from the University of Memphis.

     Eugene R. Terry has been a director of ProxyMed since August 1995. Mr. Terry is a pharmacist and is a principal of T.C. Solutions, a privately-held investment and financial services consulting firm. Since 2004, Mr. Terry has served as a director and consultant for MSO Medical, a bariatric surgery management company. Until 2001, Mr. Terry was a director on the board of In-Home Health, a home healthcare company acquired by Manor Care, Inc. In 1971, Mr. Terry founded Home Nutritional Support, Inc. (“HNSI”), one of the first companies established in the home infusion industry. In 1984, HNSI was sold to Healthdyne, Inc. HNSI was later sold to the W.R. Grace Group. From 1975 to 1984, Mr. Terry was also founder and Chief Executive Officer of Paramedical Specialties, Inc., a respiratory and durable medical equipment company, which was also sold to Healthdyne, Inc. Mr. Terry is also a director of HCM Management, a prescription auditing firm.

     Timothy J. Tolan joined ProxyMed in January 2001 and currently serves as Executive Vice President. Mr. Tolan previously served as ProxyMed’s Executive Vice President of Business Development beginning in June 2003. Before joining ProxyMed, Mr. Tolan was Vice President of Sales for ePhysician, Inc from May 2000 until his appointment at ProxyMed. He was Vice President of Sales — Lab/PBM for Healtheon/WebMD Corporation from August 1998 through May 2000. Prior to Healtheon/WebMD, Mr. Tolan also held the position of Vice President of Sales — Eastern Region for CITATION Computer Systems, a laboratory information system company. Prior to CITATION, Mr. Tolan spent twelve years in the physician practice management market.

     Thomas C. Wohlford joined ProxyMed as Senior Vice President of Submitter Services as part of the MedUnite acquisition. Mr. Wohlford was Vice President of Operations at MedUnite since January 2002. Prior to joining MedUnite, Mr. Wohlford was Vice President of Strategic Partnering with Helus, Inc., a Chicago based e-health company. From 1993 to 1999, Mr. Wohlford held executive positions with CNA Health Partners (formerly CoreSourceBurgett & Dietrich) and CNA. From 1989 to 1993, Mr. Wohlford was responsible for healthcare cost containment for Georgia-Pacific Corporation. Prior to joining Georgia-Pacific, he led all network development for Travelers Health Network as Vice President of Network Development from 1986 to 1989.

INFORMATION REGARDING THE COMPANY’S
BOARD OF DIRECTORS AND BOARD COMMITTEES

     During 2004, the Company’s Board of Directors held twelve (12) meetings. Each incumbent director attended no less than 75% of the meetings of the Board of Directors and committees of which they were a member. In addition to attending meetings, directors discharge their obligations by reviewing Company reports and correspondence to directors and through participation in telephone conferences and other meetings with the Company’s management, key employees and others regarding matters of interest or importance to the Company. The Board has determined that the following directors are independent directors as defined by Nasdaq Stock Market Listing Requirements: William L. Bennett, Edwin M. Cooperman, Thomas E. Hodapp, Braden R. Kelly and Eugene R. Terry.

     The Board of Directors currently has the following standing committees: The Audit Committee, Compensation Committee, and the Corporate Governance and Nominating Committee.

     Audit Committee - We have a separately-designated standing audit committee established in accordance with Section 3(a)(58)(A) of the Exchange Act. Our Audit Committee consists of three non-employee, independent directors: William L. Bennett (Chairman), Thomas A. Hodapp and Eugene R. Terry. The Board of Directors has determined that William L. Bennett, Chairman of the Audit Committee, is an audit committee financial expert as defined by Item 401(h) of Regulation S-K of the Exchange Act and he is independent as that term is defined under Rule 4200(a)(15) of the listing standards promulgated by the National Association of Securities Dealers (“NASD”). The Audit Committee is responsible for meeting with representatives of our independent certified registered public accountants and with representatives of senior management to review the general scope of our annual audit, matters relating to internal audit control systems and the fee charged by the independent certified registered public accountants. In addition, pursuant to its Charter, the Audit Committee is responsible for reviewing and monitoring the performance of non-audit services by our independent accountants and for recommending the engagement or discharge of our independent accountants. The Audit Committee held eight (8) meetings in fiscal 2004. The Audit Committee Charter is available online at the ProxyMed website at www.proxymed.com.

     Compensation Committee - Our Compensation Committee consists of three non-employee, independent directors: Edwin M. Cooperman (Chairman), Thomas E. Hodapp and Braden R. Kelly. The Compensation Committee is responsible for making recommendations to the Board on the annual compensation for all officers, and employees, including salaries, stock options and other consideration, if any. The Compensation Committee is also responsible for granting stock options to be made under our existing plans. The Compensation Committee held seven (7) meetings during fiscal 2004. The Compensation Committee Charter is available online at the ProxyMed website at www.proxymed.com.

     Corporate Governance and Nominating Committee – The Company has a Nominating Committee that was expanded in November 2004 to include corporate governance duties. The Corporate Governance and Nominating Committee consists of three non-employee, independent directors: Eugene R. Terry (Chairman), William L. Bennett and Thomas E. Hodapp. The Corporate Governance and Nominating Committee is responsible for providing assistance to our the Board of Directors to determine the size, functions and needs of the Board of Directors, and the selection of candidates for election to the Board of Directors, including identifying, as necessary, new candidates who are qualified to serve as our directors and recommending to the Board of Directors, the candidates for election to the Board of Directors. In addition, the Corporate Governance and Nominating Committee has responsibility for overseeing the selection, retention and conduct of our executive officers. Finally, the Corporate Governance and Nominating Committee has overall responsibility for ensuring our appropriate corporate governance. The Corporate Governance and Nominating Committee will also consider director candidates recommended by shareholders. Nominations by shareholders should be submitted to our Corporate Secretary and must comply with certain procedural and informational requirements set forth in the our bylaws. Please see “Shareholder Proposals” below. The Nominating Committee held no meetings during fiscal 2004.

     The process for selecting and evaluating nominees includes the following: (i) the Corporate Governance and Nominating Committee identifies a need to fill a vacancy; (ii) the Chairman of the Corporate Governance and Nominating Committee initiates a search and seeks input from the Board of Directors and senior Management; (iii) director candidates, including any directors proposed by shareholders in accordance with the Company’s Bylaws, are identified and presented to the Corporate Governance and Nominating Committee; (iv) initial interviews of the candidates are conducted by the Corporate Governance and Nominating Committee; (v) the Corporate Governance

and Nominating Committee meets to select a final candidate and conduct further interviews as necessary; and (vi) the Corporate Governance and Nominating Committee makes a formal recommendation to the full Board of Directors for inclusion in the slate of nominees for Directors at the next annual meeting, or appointment by the Board in any interim period. The Corporate Governance and Nominating Committee is responsible for establishing criteria upon which the selection process is based, recognizing that the contribution of each director will depend upon the character and capacities of the directors taken individually and as a whole. In particular, the criteria includes, among others, consideration of prospective nominees who will (i) bring to the Board of Directors a variety of experience and background; (ii) form a certain core group of business executives with substantial senior management experience, financial expertise and such other skills that would enhance the Board of Directors’ effectiveness; (iii) reflect a diversity of experience, gender, race and age; and (iv) represent the balanced best interests of the Company’s shareholders as a whole and the interest of the Company’s other stakeholders, including customers, employees and vendors.

     Report of the Audit Committee (1)

     The Audit Committee is composed of three (3) “independent” directors as defined in the listing standards promulgated by NASD, as applicable and as may be modified or supplemented. The Audit Committee held eight (8) meetings during fiscal year 2004. The Company’s Board of Directors has adopted a written charter for the Audit Committee. The Audit Committee is responsible for reviewing and monitoring, in an oversight capacity, the financial reporting and auditing processes. All members of the Audit Committee share equally the responsibility for the performance of the foregoing functions as further explained below and in the Audit Committee charter.

     The Audit Committee provides assistance to the Board of Directors in fulfilling its obligations with respect to matters involving the accounting, auditing, financial reporting, and internal control functions of the Company. The Audit Committee discusses with the Company’s independent auditors the overall scope and plans for their respective audits. The Audit Committee meets with the independent auditors, with or without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting. Only the Audit Committee can engage or terminate the engagement of the independent auditors.

     In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed the audited financial statements for fiscal 2004 with the Company’s independent auditors, with management and with the entire Board of Directors of the Company and discussed the quality of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements. The Audit Committee reviewed with the independent auditors, all matters required to be discussed by Statement of Auditing Standards 61 “Communications with Audit Committees.” In addition, the Audit Committee considered and discussed with the independent auditors the auditors’ independence from management and the Company, including the matters in the written disclosures required by the Independence Standards Board Standard No. 1, and determined that the independent auditors’ non-audit services to the Company were consistent and compatible with the Company’s and the foregoing guidelines.

     The foregoing notwithstanding, management is ultimately responsible for the Company’s financial reporting processes, including the preparation of its financial statements in conformity with Generally Accepted Accounting Principles (“GAAP”) and its system of internal audit controls, and the Company’s outside auditor is responsible for the auditing of those financial statements in accordance with the standards of the Public Company Accounting Oversight Board (“PCAOB Standards”) and expressing its opinion as to whether the financial statements present fairly, in all material respects, the financial position, results of operations and cash flows of the Company in conformity with GAAP.

     Absent any evidence to the contrary, the Audit Committee has relied, without independent verification, on management’s representations that the financial statements are complete, free of material misstatement and prepared in accordance with GAAP, and on the opinion and representations made by the auditor in its report on the Company’s financial statements, including its representations that the auditor is “independent” and the audit was performed in accordance with PCAOB. In reliance on the foregoing reviews, discussions and representations, the Audit Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K/A for the year ended December 31, 2004 for filing with the Securities and Exchange Commission.

THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

William L. Bennett, Chairman
Thomas A Hodapp
Eugene R. Terry

(1)	THIS SECTION IS NOT “SOLICITING MATERIAL,” IS NOT DEEMED FILED WITH THE SEC AND IS NOT TO BE INCORPORATED BY REFERENCE IN ANY FILING OF THE COMPANY UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES AND EXCHANGE ACT OF 1934, WHETHER MADE BEFORE OR AFTER THE DATE HEREOF AND IRRESPECTIVE OF ANY GENERAL INCORPORATION LANGUAGE IN ANY SUCH FILING.

COMPENSATION OF DIRECTORS

     Effective February 17, 2005, each non-employee director shall receive cash compensation in the amount of $5,000 per quarter for attending each regularly scheduled general Board of Directors meeting. Previously, non-employee directors were compensated with stock options for their services as directors as follows: each non-employee director was granted 15,000 stock options upon his or her initial appointment or election to the Board of Directors by the shareholders with such grant vesting equally over the following three years. On each subsequent election by the shareholders, each non-employee director received an additional 5,000 share stock option grant which vested immediately. Additionally, each non-employee director receives an annual 2,500 share stock option grant for each subcommittee membership. Such subcommittee grants vest on a prorata basis (based on four projected subcommittee meetings per election year) as determined by the attendance of the director at each subcommittee meeting, but in any event, after three years. For the 2003-2004 election year, options to purchase a total of 30,000 and 15,000 options at an exercise price of $10.63 were granted to compensate the directors upon re-election to the board and participation in sub-committees, respectively, pursuant to the above guidelines. Of the sub-committee amount, 11,250 stock options vested as of December 31, 2003 and the remaining 3,750 stock options vested in 2004. For the 2004-2005 election year, options to purchase a total of 35,000 and 15,000 options at an exercise price of $20.00 were granted to compensate the directors upon re-election to the board and participation in sub-committees, respectively, pursuant to the above guidelines. Of the sub-committee amount, all of the 15,000 stock options were vested by December 31, 2004. Additionally, all directors are reimbursed for reasonable expenses incurred in attending board meetings.

     In December 2004, stock options to purchase 75,000 shares of our common stock at an exercise price of $7.10 per share were granted to Kevin M. McNamara in connection with his consulting agreement with the Company. Such options expire in ten years and vest equally over the 12 months following December, 2004 at the rate of 6,250 per month. The options will cease to vest if the consulting agreement is terminated. Subsequently in January 2005, Mr. McNamara was granted stock options to purchase another 25,000 shares of the Company’s common stock at $9.87 per share in his capacity as Chairman of the Board. Such options expire in ten years and vest equally over the twelve months following January, 2005 at the rate of 2,083 per month.

COMPENSATION OF INDEPENDENT CERTIFIED REGISTERED PUBLIC ACCOUNTANTS

     Fees Paid to Independent Accountants

     The Securities and Exchange Commission’s Final Rule on Auditor Independence requires that the Company make the following disclosures regarding the amount of fees billed by its independent registered public accounting firm and the nature of the work for which these fees were billed. As noted in Part I, Item 9 to our Form 10-K/A for the year ended December 31, 2004, we changed our independent registered public accounting firm from PriceWaterhouseCoopers to Deloitte & Touche LLP in August 2004.

     Audit Fees

     Aggregate fees and expenses incurred for Deloitte and Touche’s audit of our annual financial statements for the year ended December 31, 2004 and for its review of the financial statements included in our Forms 10-Q for the year ended December 31, 2004 (commencing with the quarter ended September 30, 2004) and for PWC’s review of the financial statements included in our Forms 10-Q for the year ended December 31, 2004 (for the quarters ended March 31, 2004 and June 30, 2004 only) totaled $929,800. Included in this amount is approximately $627,300 related to the attestation of our internal controls under Section 404 of the Sarbanes-Oxley Act of 2002 incurred with Deloitte & Touche. Of the total fees of $929,800, $352,300 had been billed as of December 31, 2004. The balance of the fees was billed prior to the date of the this Proxy Statement.

     Aggregate fees and expenses incurred for PWC’s audit of our annual financial statements for the year ended December 31, 2003 and for its review of the financial statements included in our Forms 10-Q for the year ended December 31, 2003 totaled $281,000. Of this amounts, $64,000 had been billed as of December 31, 2003. The balance of the fees were billed prior to the date of last year’s Proxy Statement.

     Audit-Related Fees

     During the year ended December 31, 2004, we incurred $490,203 and $190,000 to Deloitte& Touche and PWC, respectively for fees primarily related to the restatement of our financial statements and reports on Form 10-K/A for the year ended December 31, 2003 and Forms 10-Q for the periods ended March 31 and June 30, 2004. During the fiscal years ended December 31, 2003 and 2004, the Company did not engage Deloitte & Touche or PWC for any assurance or related services.

     Tax Fees

     During the fiscal years ended December 31, 2004, the Company incurred $51,000 to PWC for defense costs related to a tax dispute with the State of New York regarding PlanVista.

     All Other Fees

     Aggregate fees for all other services provided by PWC for the years ended December 31, 2004, totaled $28,000. Of this amount, all had been billed as of December 31, 2003.

     Aggregate fees for all other services provided by PWC for the years ended December 31, 2003 totaled $28,000. Of this amount, all had been billed as of December 31, 2004.

     The Audit Committee pre-approves the fees associated with the Company’s audit and tax engagements. During the course of the year, if additional non-audit services are identified, these services are also presented to the Audit Committee for pre-approval. All fees incurred during the fiscal years 2004 and 2003 were approved by the full Audit Committee. The Audit Committee of the Board of Directors considered the services listed above to be compatible with maintaining Deloitte & Touche’s and PWC’s independence.

EXECUTIVE COMPENSATION

     The following table sets forth the compensation paid during the past three fiscal years to our Chief Executive Officers and our other four most highly compensated executive officers during fiscal year 2004 with annual compensation over $100,000 for such years (the “Named Executive Officers”):

Summary Compensation Table

							Long-Term Compensation
		Annual Compensation					Awards			Payouts
					Other		Restricted	Securities			All
Name and					Annual		Stock	Underlying		LTIP	Other
Principal		Salary	Bonus		Compensation		Award(s)	Options/		Payouts	Compen-
Position	Year	($)	($)		($)		($)	SARs (#)		($)	sation ($)

Kevin M. McNamara	2004	—	—		30,000	(1)	—	82,500	(1)	—	—
Chairman and Interim	2003	—	—		—		—	17,500		—	—
Chief Executive	2002	—	—		—		—	16,875		—	—
Officer (1)

Michael K. Hoover	2004	275,000	15,000	(2)	46,601	(4)	—	—		—	—
Chairman and Chief	2003	222,115					—	125,000			—
Executive Officer (1)	2002	150,000	15,000	(2)	—		—	45,508		—	—

Gregory J. Eisenhauer	2004	225,000	25,000		—		—	18,000		—	—
EVP and Chief	2003	8,654	—		—		—	100,000		—	—
Financial Officer (7)	2002	—	—		—		—	—		—	—

John Paul Guinan	2004	185,000	10,000	(2)	—		—	—		—	—
EVP and Chief	2003	186,846	2,500	(2)	—		—	—		—	—
Technology Officer	2002	180,192	2,500	(2)	—		—	29,788	(8)	—	—

Nancy J. Ham	2004	224,231	22,500	(2)(3)	—		—	—		—	—
President and Chief	2003	198,846	4,688	(2)	50,765	(5)	—	50,000		—	—
Operating Officer	2002	163,269	15,000	(2)	34,481	(5)(6)	—	38,572		—	—

Lonnie W. Hardin	2004	185,000	10,000	(2)	—		—	—		—	—
SVP, Payer Services	2003	184,246	8,950	(2)			—	—		—	—
	2002	164,057	10,000	(2)	—		—	21,522	(8)	—	—

(1)	Mr. Hoover retired as Chairman of the Board in December 2004 and as Chief Executive Officer in January 2005. Mr. McNamara, a current director of ours, was appointed to fill these positions at those times. Concurrent with his appointment as Chairman, Mr. McNamara entered into a consulting agreement with us. Pursuant to the consulting agreement, Mr. McNamara is entitled to receive cash compensation of $30,000 per month and was granted a ten-year option to purchase 75,000 shares of our common stock at $7.10 per share. Such options vest at the rate of 6,250 per month over a twelve month period as long as Mr. McNamara remains engaged as a consultant by us.

(2)	Earned in current fiscal year but paid in following fiscal year.

(3)	Includes a bonus of $12,500 earned and paid in 2004 for the PlanVista acquisition.

(4)	Consists of reimbursement of relocation expenses of $46,601, including a tax reimbursement of $16,054 in 2004.

(5)	Consists of reimbursement of relocation expenses of $50,765, including a tax reimbursement of $16,753 in 2003; and reimbursement of relocation expenses of $9,461, including tax reimbursement of $3,122 in 2002.

(6)	Consists of reimbursement of living expenses for Florida housing, including tax reimbursements of $7,020 in 2002.

(7)	Mr. Eisenhauer joined the Company on December 8, 2003. As part of his employment agreement dated December 8, 2003, Mr. Eisenhauer is to receive an annual salary of $225,000, an annual bonus of up to 50% of his base salary and a guaranteed 2004 bonus of $25,000 which was paid in January 2004. Additionally, as part of his employment, Mr. Eisenhauer received a ten-year option to purchase up to 100,000 shares of common stock at $16.01 per share. Such options vest over a three year period. Mr. Eisenhauer received an additional grant of a ten-year option to purchase up to 18,000 shares of our common stock at $16.53.

(8)	Includes stock options cancelled and reissued as follows: 13,333 options for Mr. Guinan and 1,434 options for Mr. Hardin.

     The following table provides information on stock option grants during fiscal year 2004 to each of the Named Executive Officers:

Option/SAR Grants in Last Fiscal Year

					Potential Realizable Value
					at Assumed Annual Rates
					of Stock Price Appreciation
	Individual Grants				for Option Term*
	# of Securities	% of Total
	Underlying	Options/SARs
	Options/	Granted To
	SARs	Employee In	Exercise or Base	Expiration
Name	Granted	Fiscal Year	Price	Date	5%	10%
Kevin M. McNamara	7,500	1.4%	$20.00	6/2/2014	$94,334	$239,061
Kevin M. McNamara	75,000	14.0%	$7.10	12/8/2014	$334,886	$848,668
Gregory J. Eisenhauer	18,000	3.4%	$16.53	7/14/2014	$187,121	$474,202

* The assumed annual rates of stock price appreciation are required disclosures, and are not intended to forecast future stock appreciation.

     The following table sets forth certain information concerning unexercised options held by each of the Named Executive Officers:

Aggregated Option/SAR Exercises in Last Fiscal Year
and FY-End Options/SAR Values

			Number of Securities		Value of Unexercised
			Underlying Unexercised		In-the-Money
			Options/SARs at FY-End (#)		Options/SARs at FY-End ($)**
	# of Shares
	Acquired on	$ Value
Name	Exercise	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable
Kevin M. McNamara	—	—	42,709	74,166	$42,468	$186,932
Michael K. Hoover	—	—	416,121	106,834	$—	$—
Gregory J. Eisenhauer	—	—	33,334	84,666	$—	$—
John Paul Guinan	—	—	43,865	15,330	$—	$—
Nancy J. Ham	—	—	89,222	52,279	$—	$—
Lonnie W. Hardin	—	—	27,562	10,293	$—	$—

** Year-end values for unexercised in-the-money options represent the positive spread between the exercise price of such options and the fiscal year-end market value of the common stock, which was $9.82 on December 31, 2004.

Long Term Incentive Plan Awards

     There were no awards made to Named Executive Officers in the last completed fiscal year under any long-term incentive plan for performance to occur over a period longer than one fiscal year. We do not have any defined benefit or actuarial plans for our employees.

Ten-Year Option/SAR Repricings

     There were no option repricings for Named Executive Officers during the year ended December 31, 2004.

Change of Control

     In February 2005, the Compensation Committee of our Board of Directors agreed to authorize bonuses for members of executive and senior management in the event of a change in control of our company. These bonuses total $1.5 million in the aggregate. Under the guidelines approved by the Compensation Committee, such bonuses are payable in cash and the recipient must be an active employee at the time of such event. ,.

Equity Compensation Plans

     We have various stock option plans for employees, directors and outside consultants, under which both incentive stock options and non-qualified options may be issued. Under such plans, options to purchase up to 2,031,017 shares of common stock may be granted. Options may be granted at prices equal to the fair market value at the date of grant, except that incentive stock options granted to persons owning more than 10% of the outstanding voting power must be granted at 110% of the fair market value at the date of grant. At the Company’s Special Meeting of Shareholders held on March 1, 2004 to approve the Company’s acquisition of PlanVista, the shareholders approved an amendment to the 2002 Stock Option Plan to increase the total number of shares available for issuance from 600,000 to 1,350,000 shares that may be issued to employees, officers and directors. In addition, as of December 31, 2003, options for the purchase of 400,407 shares to newly-hired employees remain outstanding. Stock options issued by the Company generally vest within three or four years, and expire up to ten years from the date granted. See Note 14 to the Consolidated Financial Statements and related notes beginning on page F-1 in the Company’s Annual Report accompanying this Proxy Statement for more information on our equity compensation plans.

     The following table sets forth information regarding our compensation plans under which equity securities are authorized for issuance as of December 31, 2004:

Equity Compensation

	Number of securities		Number of securities
	to be issued	Weighted-average	remaining available
	upon exercise of	exercise price of	for future issuance
	outstanding options,	outstanding options,	under equity
Plan Category	warrants and rights	warrants and rights	compensation plans
Equity compensation plans approved by security holders	1,412,502	$15.77	577.395
Equity compensation plans not approved by security holders (1)	400,407	$21.52	—
TOTAL	1,812,909	$17.04	577,395

(1)	The Company maintains a stock option plan to grant stock options to newly-hired employees. Such plan was not required to be approved by the shareholders of the Company. Since January 2002, no additional grants of options have been made from this plan. Any grants to newly-hired employees since January 2002 have been made from plans approved by our shareholders.

     Employment Agreements with the Named Executive Officers

     In December 2004, we entered into an independent contractor agreement with Mr. McNamara. The agreement is on a month-to-month basis for a minimum of six months and shall be automatically renewed unless either party gives thirty days written notice of non-renewal. Under this agreement, Mr. McNamara is paid a cash fee of $30,000 per month. Additionally, in conjunction with this agreement, Mr. McNamara received ten-year options to purchase 75,000 shares of our common stock at an exercise price of $7.10 per share. Such options vest at the rate of 6,250 per month but may be accelerated to fully vest upon a change in control of the company or if the independent contractor agreement is terminated within the first six months for any reason other than breach of contract. In January 2005, in conjunction with Mr. McNamara’s appointment as Chairman of the Board, he is also paid a cash fee of $10,000 per month and received ten-year options to purchase an additional 25,000 shares of our common stock at an exercise price of $9.78 per share. These options vest at the rate of 2,083 per month and will also be accelerated to vest in the case of a change in control of our company.

     In July 2000, we entered into an employment agreement with Mr. Hoover. The agreement was for a three-year term and automatically extended from year to year thereafter unless terminated by us upon 90 days’ written notice or by him upon 30 days’ written notice prior to the end of the initial term or any extension. As of December 31, 2004, Mr. Hoover received an annual base salary of $275,000 (effective January 1, 2004, as approved by the Compensation Committee in October 2003) and was entitled to such bonuses as may be awarded from time to time and to participate in any stock option plans that we may now have. In addition, the agreement contains confidentiality and non-competition covenants. In December 2004, Mr. Hoover stepped-down as Chairman of the Board and in January 2005, he retired as chief executive officer. In accordance with the terms of termination of his employment agreement, Mr. Hoover received no severance or any other additional compensation upon his separation from the Company.

     In December 2003, the Company entered into an employment agreement with Mr. Eisenhauer. The agreement is for a three-year term and automatically extends from year to year thereafter unless terminated by us upon 90 days’ written notice or by him upon 30 days’ written notice prior to the end of the initial term or any extension. Under this agreement, Mr. Eisenhauer receives an annual base salary of $225,000, is entitled to earn an annual bonus of up to 50% of his base salary as well as bonuses that may be awarded from time to time, and was paid a guaranteed 2004 bonus of $25,000 in January 2004. Additionally, as part of his employment agreement, Mr. Eisenhauer received a ten-year option to purchase up to 100,000 shares of common stock at $16.01 per share. Such options vest over a three-year period. Mr. Eisenhauer is also eligible to participate in any stock option plans that we may now have or in the future develop. He may be terminated for “cause” as defined in his agreement. If terminated for cause, he will be entitled to base salary earned, and he will retain all vested stock options. If he is terminated “without cause,” he will be entitled to receive an amount equal to his base salary plus bonus, if any, for six months and the continuation of health insurance for three months following termination, plus any unvested options shall vest. In addition, the agreement contains confidentiality and non-competition covenants. In February 2005, Mr. Eisenhauer’s employment agreement was amended to provide for 90-days prior written notice if he is terminated “without cause”. Under guidelines approved by our Compensation Committee in February 2005 to authorize bonuses for members of executive and senior management in the event of a change in control of our company, the amount of the bonus for Mr. Eisenhauer will be $100,000, payable in cash. In order to earn such bonus, he must be an active employee at the time of such change of control..

     In October 2000, we entered into an employment agreement with Ms. Ham. The agreement is for a three-year term and automatically extends from year to year thereafter unless terminated by us upon 90 days’ written notice or by her upon 30 days’ written notice prior to the end of the initial term or any extension. Ms. Ham currently receives an annual base salary of $225,000 and is entitled to such bonuses as may be awarded from time to time and to participate in any stock option plans that we may now have or in the future develop. She may be terminated for “cause” as defined in her agreement. If terminated for cause, she will be entitled to base salary earned, and she will retain all vested stock options. If, upon 90 days’ prior written notice, she is terminated “without cause”, she will be entitled to receive an amount equal to her base salary plus bonus, if any, and continuation of health insurance for six months following termination, plus any unvested options shall vest. In addition, the agreement contains confidentiality and non-competition covenants. Under guidelines approved by our Compensation Committee in February 2005 to authorize bonuses for members of executive and senior management in the event of a change in control of our company, the amount of the bonus for Ms. Ham will be $500,000, payable in cash. In order to earn such bonus, she must be an active employee at the time of such change of control.

     In December 1995, we entered into an employment agreement with Mr. Guinan, which is automatically extended from year to year unless terminated by either party upon 60 days’ written notice. Mr. Guinan currently receives an annual base salary of $195,000 (effective January 1, 2005, as approved by our Compensation Committee in February 2005) and is entitled to such bonuses as may be awarded from time to time by the Board of Directors and to participate in any stock option plans that we may now have or in the future develop. Mr. Guinan may be terminated for “cause” as defined in the agreement. If he is terminated for cause, he will be entitled to base salary earned, and he will retain all vested stock options. If he is terminated “without cause”, then he will be entitled to receive an amount equal to his base salary and bonus, if any, and continuation of health insurance for six months following termination, plus any unvested options shall vest. In addition, the agreement contains confidentiality and non-competition covenants. Under guidelines approved by our Compensation Committee in February 2005 to authorize bonuses for members of executive and senior management in the event of a change in control of our company, the amount of the bonus for Mr. Guinan will be $100,000, payable in cash. In order to earn such bonus, he must be an active employee at the time of such change of control.

     In March 2001, we entered into an employment agreement with Mr. Hardin. The agreement is for a three-year term and automatically extends from year to year thereafter unless terminated by us upon 90 days’ written notice or by him upon 30 days’ written notice prior to the end of the initial term or any extension. Mr. Hardin currently receives an annual base salary of $195,000 (effective January 1, 2005, as approved by our Compensation Committee in February 2005), and is entitled to such bonuses as may be awarded from time to time and to participate in any stock option plans that we may now have or in the future develop. He may be terminated for “cause” as defined in his agreement. If terminated for cause, he will be entitled to base salary earned, and he will retain all vested stock options. If he is terminated “without cause,” he will be entitled to receive an amount equal to his base salary plus bonus, if any, and continuation of health insurance for six months following termination, plus any unvested options shall vest. In addition, the agreement contains confidentiality and non-competition covenants. Under guidelines approved by our Compensation Committee in February 2005 to authorize bonuses for members of executive and senior management in the event of a change in control of our company, the amount of the bonus for Mr. Hardin will be $100,000, payable in cash. In order to earn such bonus, he must be an active employee at the time of such change of control.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board of Directors is responsible for administering, reviewing and approving compensation arrangements with respect to executive compensation, which includes base salaries, annual incentives and long-term stock option plans, as well as any executive benefits and/or perquisites. In addition, the Compensation Committee is responsible for any awards and administration of our stock option plans and grant of options to newly-hired employees, and any future equity incentive plans.

     In July 2004, the Compensation Committee approved a grant to Mr. Gregory J. Eisenhauer, our Executive Vice President and Chief Financial Officer, of options to purchase 18,000 shares of common stock at an exercise price of $16.53 per share in consideration of his performance with the Company. Such options expire in ten years and vest equally over four years from the date of grant.

     Mr. Hoover had been Chairman of the Board and Chief Executive Officer of the Company since July 2000. In December 2004, Mr. Hoover stepped-down as Chairman of the Board and in January 2005, he retired as Chief Executive Officer. During the fiscal year ended December 31, 2004, his annual base salary was $275,000 pursuant to his employment agreement with us and a salary increase approved by the Compensation Committee effective January 1, 2004. In 2004, Mr. Hoover earned a $15,000 cash bonus related to the consummation of the acquisition of PlanVista which was paid in March 2004. Mr. Hoover received no severance or any other additional compensation upon his separation from us.

     In December 2004, we entered into an independent contractor agreement with Mr. McNamara. The agreement is on a month-to-month basis for a minimum of six months and shall be automatically renewed unless either party gives thirty days written notice of non-renewal. Under this agreement, Mr. McNamara is paid a cash fee of $30,000 per month. Additionally, in conjunction with this agreement, Mr. McNamara received ten-year options to purchase 75,000 shares of our common stock at an exercise price of $7.10 per share. Such options vest at the rate of 6,250 per month but may be accelerated to vest upon a change in control of the company or if the independent contractor agreement is terminated within the first six months for any reason other than breach of contract. In January 2005, in conjunction with Mr. McNamara’s appointment as Chairman of the Board, he is also paid a cash fee of $10,000 per month and received ten-year options to purchase and additional 25,000 shares of our common stock at an exercise price of $9.78 per share. These options vest at the rate of 2,083 per month and will also be accelerated to vest in the case of a change in control of our company.

     The Compensation Committee’s general philosophy with respect to the compensation of the Chief Executive Officer and other executive officers is to offer competitive compensation packages designed to attract and retain key executives critical to our success. In general, subjective factors rather than specific criteria of our performance have been used in determining and approving executive compensation. The Compensation Committee intends to review the performance and compensation of our executive officers annually, in conjunction with our performance. Our compensation programs include a base salary, annual bonus awards based on individual and company performance, as well as the granting of stock options designed to provide long-term incentives and aligning the interest of management with those of our shareholders.

     Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public companies for compensation over $1,000,000 paid to the Company’s Chief Executive Officer and the four (4) other most highly compensated executive officers, unless such compensation is “performance based”. For purposes of Section 162(m), we currently intend to structure any performance-based portion of the compensation of our executive officers in a manner that complies with Section 162(m).

THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

Edwin M. Cooperman, Chairman
Thomas E. Hodapp
Braden R. Kelly

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Through March 2, 2004, the Compensation Committee consisted of Michael S. Falk, Thomas E. Hodapp and Braden R. Kelly. Subsequent to March 2, 2004 and for the remainder of the 2004 fiscal year, the Compensation Committee consisted of Edwin M. Cooperman, Thomas E. Hodapp, and Braden R. Kelly, and:

•	None of the members of the Compensation Committee was an officer (or former officer) or employee of the Company or any of its subsidiaries;

•	None of the members of the Compensation Committee had any relationship requiring disclosure under any paragraph of Item 404 of Regulation S-K;

•	None of the Company’s executive officers served on the compensation committee (or another board committee with similar functions) of any entity where one of that entity’s executive officers served on the Company’s Compensation Committee;

•	None of the Company’s executive officers was a director of another entity where one of that entity’s executive officers served on the Company’s Compensation Committee; and

•	None of the Company’s executive officers served on the compensation committee (or another board committee with similar functions) of another entity where one of that entity’s executive officers served as a director on the Company’s Board.

REPORT FROM THE CORPORATE GOVERNANCE AND NOMINATING COMMITTEE

     The Corporate Governance and Nominating Committee is comprised of three (3) non-management directors and operates pursuant to a written charter. The committee was originally formed as the Nominating Committee in May of 2004. The Nominating Committee charter was amended and restated to include corporate governance duties in November 2004, and is available on the ProxyMed website at http://www.proxymed.com. During fiscal 2004, the Corporate Governance and Nominating Committee held no meetings. The Corporate Governance and Nominating Committee is responsible for providing assistance to the Board of Directors to determine the size, functions and needs of the Board, and the selection of candidates for election to the Board, including identifying, as necessary, new candidates who are qualified to serve as directors of the Company and recommending to the Board, the candidates for election to the Board. In addition, the Committee has responsibility for overseeing the selection, retention and conduct of the executive officers of the Company. Finally, the Committee has overall responsibility for ensuring appropriate corporate governance of the Company.

There were no vacancies in the Board of Directors through 2004. Following the resignation of Mr. Hoover in January of 2004, there is one vacancy, and there will be an additional vacancy when Mr. Falk’s current term expires on June 2, 2005. The Corporate Governance and Nominating Committee has recommended to the Board that the open positions be held pending retention of a new Chief Executive Officer, to allow his or her input into selection of a new independent director, as well as providing the Committee and the Board with an opportunity to consider the qualifications of the new Chief Executive Officer for a position on the Board.

During fiscal 2004, the Corporate Governance and Nominating Committee performed all of its duties and responsibilities under the Corporate Governance and Nominating Committee Charter.

THE CORPORATE GOVERNANCE AND NOMINATING COMMITTEE OF THE BOARD OF DIRECTORS

William L. Bennett
Thomas E. Hodapp
Eugene R. Terry

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     In April 1997, we made loans totaling $350,000 to Mr. Blue, our former Chairman of the Board and Chief Executive Officer. As of December 31, 2004, the notes have been collected in full.

     In March 2001, Mr. Guinan entered into an uncollateralized promissory note for $45,400 for amounts previously borrowed from ProxyMed. The promissory note calls for minimum bi-weekly payments of $350 deducted directly from Mr. Guinan’s payroll until the note is paid in full on or before February 2006. The note is non-interest bearing but interest is imputed annually based on the Internal Revenue Service Applicable Federal Rate at the time the note was originated (4.98%). Under terms of the promissory note, if Mr. Guinan is terminated without cause, the note is due in full after nine months from the date of termination as long as the scheduled bi-weekly payments continue to be made. As of December 31, 2004, the unpaid principal balance of the note is approximately $4,700.

     Michael S. Falk, a non-employee director of ProxyMed, was the beneficial owner of the PlanVista series C preferred stock owned by PVC Funding Partners, LLC. He is a controlling owner of Commonwealth Associates Group Holdings, LLC, which is the managing member of PVC Funding Partners, LLC which owned 96% of the outstanding PlanVista series C preferred stock and represented 57.9% of the combined voting power of the common stock and series C preferred stock of PlanVista. Commonwealth Associates Group Holdings, LLC acted as one of PlanVista’s investment advisors in connection with the merger and received upon consummation of the merger an investment advisory fee of approximately $1.7 million. Mr. Falk is the beneficial owner of approximately 287,720 shares that were issued in connection with the private equity offering the Company consummated in March 2004. Additionally, one former senior executive of ProxyMed had an immaterial ownership interest in PlanVista.

     William L. Bennett, a former director of PlanVista, became a director of ProxyMed following consummation of the merger with PlanVista. PlanVista is obligated to Mr. Bennett under a promissory note in the principal amount of $250,000 which had a maturity date of December 1, 2004. The note bears interest at a rate of prime plus 4.0% per annum, but payment of principal and interest is subordinated and deferred until all senior obligations are paid (the senior debt matures on May 31, 2005).

     In conjunction with our acquisition of PlanVista, we assumed and guaranteed a $20.4 million secured obligation to PVC Funding Partners, LLC and owner of approximately 20% of our outstanding common stock. This obligation has a balance of approximately $18.4 million at December 31, 2004.

PERFORMANCE GRAPH

     The graph below reflects the cumulative stockholder return of an investment of $100 on December 31, 1999 in ProxyMed’s common stock, the Nasdaq Stock Market (U.S. Companies) and our peer group indices for the periods indicated. Our current peer group index consists of the following companies: Allscripts Healthcare Solutions, IDX Systems Corporation, NDCHealth Corporation, Per-Se Technologies, Inc., The TriZetto Group, Inc., and WebMD Corporation (the “New Peer Group”). Our former peer group index consist of the following companies: Allscripts Healthcare Solutions, Cerner Corporation, Eclipsys Corporation, First Consulting Group, Inc., IDX Systems Corporation, NDCHealth Corporation, Neoforma, Inc., Per-Se Technologies, Inc., QuadraMed Corporation, Quality Systems, Inc., Quovadx, Inc., The TriZetto Group, Inc., Vitalworks, Inc. and WebMD Corporation (the “Old Peer Group”). In revising our Old Peer Group index, we took into consideration a number of factors including a reevaluation of the business activities of companies in the Old Peer Group, an evaluation of the mix of business activities of other companies that provide EDI and cost containment solutions to payers and providers, and selected a group of companies that we believe best reflects our current business.

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
AMONG PROXYMED, INC., THE NASDAQ STOCK MARKET (U.S.) INDEX,
A NEW PEER GROUP AND AN OLD PEER GROUP

* $100 invested on 12/31/99 in stock or index-
including reinvestment of dividends.
Fiscal year ending December 31.

OTHER INFORMATION

Liability and Indemnification of Our Directors and Officers

     The Florida Business Corporation Act provides that directors of a corporation will not be personally liable for monetary damages for breach of their fiduciary duty as directors, except for liability (i) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (ii) for any unlawful payment of a dividend or unlawful stock repurchase or redemption, as provided in Section 607.0834 of the Florida Business Corporation Act, (iii) for any transaction from which the director derived an improper personal benefit, or (iv) for a violation of criminal law (the “Exceptions”). Our Restated Articles of Incorporation and Bylaws also provide that we shall indemnify our directors and officers to the fullest extent permitted by Section 607.0831 of the Florida Business Corporation Act, including circumstances in which indemnification is otherwise discretionary. We have procured and maintain insurance under which our directors and officers are insured, subject to the limits of the policy, against certain losses arising from claims made against such directors and officers. Subject to the Exceptions, we have entered into indemnification agreements with our directors and executive officers limiting their personal liability for monetary damages and reasonable attorney fees, except for personal liability that cannot be eliminated under the Florida Business Corporation Act.

Communication With the Board of Directors and Director Attendance at Annual Meetings

     Directors are expected to fulfill their fiduciary duties to our shareholders, including by preparing for and attending meetings of the Board of Directors and the committees of which the directors are a member. We do not have a formal policy regarding director attendance at annual meetings. Nevertheless, directors are encouraged to attend. One of the seven current members of our Board of Directors attended the 2004 Annual Meeting of the Company’s shareholders.

     Shareholders may communicate with the Board of Directors by writing to the Corporate Secretary of the Company, care of the Board of Directors (or at the shareholder’s option, care of a specific director), at 1854 Shackleford Court, Suite 200, Atlanta, Georgia 30093. We will ensure that all communications to the Board of Directors or any particular director (properly marked and addressed as set forth above) will be delivered to the Board of Directors or a specified director, as the case may be.

Code of Ethics

     We have adopted a Code of Ethics that applies to all of our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, and persons performing similar functions. The Code of Ethics is posted on our website (www.proxymed.com). We intend to post amendments to or waivers from our Code of Ethics, of the type referred to in Item 10 of Form 8-K, to the extent applicable to our principal executive officer, principal financial officer, principal accounting officer or controller, and persons performing similar functions, on our website.

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Exchange Act requires that the Company’s officers and directors, and persons who own more than ten percent of a registered class of the Company’s equity securities, file reports of ownership and changes in ownership with the SEC. Such reporting persons are required by SEC regulation to furnish the Company with copies of all such reports they file. Based solely on a review of the copies of such reports the Company received or written representations from certain reporting person, the Company believes that during the fiscal year ended December 31, 2004, all officers, directors, and greater than ten percent beneficial owners complied with all applicable Section 16(a) filing requirements, except for a Form 4 for Mr. Falk regarding his acquisition of our common stock in connection with the merger with PlanVista; a Form 4 for Mr. Eisenhauer regarding options to purchase 18,000 shares of our common stock at $16.53 pr share granted to him in July 2004; and a Form 4 for Mr. McNamara regarding options to purchase 75,000 shares of our common stock at $7.10 per share granted to him in December 2004; each of which was inadvertently filed late.

PROPOSAL 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT CERTIFIED REGISTERED PUBLIC ACCOUNTANTS

     The firm of Deloitte & Touche LLC (“Deloitte & Touche”), certified public accountants, served as the Company’s independent certified registered public accountants for the period of August 2004 through December 31, 2004. Deloitte & Touche has advised the Company that the firm does not have any direct or indirect financial interest in the Company or its subsidiaries, nor has such firm had any such interest in connection with the Company or its subsidiaries during the past year, other than in its capacity as the Company’s independent certified registered public accountants. Although the Audit Committee is not required to do so, it is submitting its selection of the Company’s independent certified registered public accountants for ratification at the Annual Meeting in order to ascertain the views of the Company’s shareholders. A vote by shareholders to ratify Deloitte & Touche’s appointment as the Company’s independent certified registered public accountants for the fiscal year ending December 31, 2005 shall also constitute a vote to ratify any appointment of Deloitte & Touche by the Audit Committee to act as the Company’s independent certified registered public accountants in connection with the fiscal 2005 audit. The Audit Committee will not be bound by the vote of the shareholders; however, if the selection is not ratified, the Audit Committee would reconsider its selection. Representatives of Deloitte & Touche have been requested to be, and are expected to be, present at the Annual Meeting. These representatives will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from shareholders.

RECOMMENDATION

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE COMPANY’S SHAREHOLDERS VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE AS THE COMPANY’S INDEPENDENT CERTIFIED REGISTERED PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2005.

     All properly executed proxies received prior to or at the Annual Meeting and not revoked will be voted in accordance with the instructions indicated therein. If no such instructions are indicated, shares represented by such proxies, will be voted in favor of ratifying the appointment of Deloitte & Touche as the Company’s independent certified registered public accountants for fiscal 2005.

Other Matters

     The Board of Directors is not aware of any other business that may come before the meeting. However, if additional matters properly come before the Annual Meeting, shares represented by all proxies received by the Board of Directors will be voted with respect thereto at the discretion and in accordance with the judgment of the proxy holders.

Shareholder Proposals

     Pursuant to Rule 14a-8 under the Exchange Act, shareholders of the Company may present proper proposals for inclusion in the Company’s Proxy Statement and form of proxy for consideration at the next annual meeting by submitting their proposals to the Company in a timely matter. Any shareholder of the Company who wishes to submit a proposal for inclusion in the Proxy Statement and form of proxy for action at the Year 2006 Annual Meeting of Shareholders of the Company must comply with the Company’s Bylaws and the rules and regulations of the SEC then in effect. Shareholder proposals must be mailed to the Company at its principal executive offices, 1854 Shackleford Court, Suite 200, Atlanta, Georgia 30093, Attention: Corporate Secretary, and must be received by the Company by December 23, 2005. In any event, any such proposal will be considered untimely for purposes of Exchange Act Rule 14a-5(e)(2), and any proxy granted with respect to the 2005 Annual Meeting of Shareholders will confer discretionary authority to vote with respect to such proposal, if notice of such proposal is not received by the Company before March 8, 2006.

Additional Information

     Accompanying this proxy statement is a copy of the Company’s annual report, which includes a copy of the Annual Report on Form 10-K/A. Additional copies of the Company’s Annual Report on Form 10-K/A may be obtained free of charge from the Company on written request or at www.proxymed.com. Please direct written requests to the Company’s principal executive offices, 1854 Shackleford Court, Suite 200, Atlanta, Georgia 30093, Attention: Corporate Secretary.

Driving Directions to the Company’s Atlanta Offices

From Hartsfield Atlanta International Airport:

1.	Start on Local road(s) (East)
2.	Road name changes to Aviation Boulevard
3.	Turn RIGHT (South) onto US-41 [US-19]
4.	Take Ramp (LEFT) onto I-285 [SR-407] (I-285) around City
5.	Turn RIGHT onto Ramp (I-85 / Atlanta / Greenville)
6.	Keep RIGHT to stay on Ramp (I-85 / Greenville)
7.	Take Ramp (LEFT) onto I-85 [SR-403] (I-85 / Greenville)
8.	At I-85 Exit 102, turn RIGHT onto Ramp (GA-378 / Beaver Ruin Road / Lilburn)
9.	Take Ramp (RIGHT) onto SR-378 [Beaver Ruin Rd NW] (GA-378 / Lilburn)
10.	Turn LEFT (North) onto Shackleford Road NW
11.	Turn LEFT (North-West) onto Shackleford Court NW

April 25, 2005
Atlanta, Georgia

REVOCABLE PROXY
ProxyMed, Inc.

☒	PLEASE MARK VOTES
AS IN THIS EXAMPLE

PROXY FOR ANNUAL MEETING OF PROXYMED, INC.
SOLICITATION ON BEHALF OF THE BOARD OF DIRECTORS OF
PROXYMED, INC.

     The undersigned hereby appoints Kevin M. McNamara and Gregory J. Eisenhauer, CFA with the power to vote, either one of them, at the Annual Meeting of Shareholders of ProxyMed, Inc. (the “Company”) to be held on Wednesday, June 1, 2005, at 9:00 a.m., Atlanta time, at the Company’s corporate offices located at 1854 Shackleford Court, Suite 200, Atlanta, Georgia 30093, or any adjournment thereof, all shares of the Common Stock which the undersigned possesses and with the same effect as if the undersigned was personally present, upon all subjects that may properly come before the meeting, including the matters described in the proxy statement furnished herewith, subject to any directions indicated on this card. If no directions are given, the proxies will vote for the election of all listed nominees; ratification and approval of the appointment of the Company’s independent certified registered public accountants to perform quarterly reviews for the fiscal year 2005; and, at their discretion, on any other matter that may properly come before the meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF ALL ITEMS.

1.	ELECTION OF DIRECTORS:

Nominees: William L. Bennett, Edwin M. Cooperman, Thomas E. Hodapp, Braden R. Kelly, Kevin M. McNamara and Eugene R. Terry

	☐	FOR	☐	WITHHOLD	☐	FOR ALL EXCEPT

INSTRUCTION: To withhold authority for any individual nominee, mark “For All Except” and write that nominee’s name in the space provided below.

2.	RATIFY AND APPROVE THE APPOINTMENT OF DELOITTE & TOUCHE, LLP AS THE COMPANY’S INDEPENDENT CERTIFIED REGISTERED PUBLIC ACCOUNTANTS TO PERFORM QUARTERLY REVIEWS FOR THE FISCAL YEAR 2005.

	☐	FOR	☐	WITHHOLD	☐	ABSTAIN

Dated:

Signature

(Please sign exactly as name appears hereon. If the stock is registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians, attorneys and corporate officers should include their titles.)

Detach above card, sign, date and mail in postage paid envelope provided.